Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. §1350 and in connection with the report on Form 10-Q for the quarterly period ended March 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of Clayton Williams Energy, Inc. (the “Company”), hereby certifies that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

/s/ Clayton W. Williams
Clayton W. Williams
Chief Executive Officer
August 15, 2005

/s/ Mel G. Riggs
Mel G. Riggs
Chief Financial Officer
August 15, 2005